Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Reports Fourth Quarter and Full Year 2013 Financial Results

Fourth Quarter 2013 Highlights

•Billings of $209.8 million, up 20% year over year1,2
•Revenues of $177.4 million, up 17% year over year2
•GAAP diluted net income per share of $0.072
•Non-GAAP diluted net income per share of $0.151,2
•Cash flow from operations of $46.7 million

•	Free cash flow of $39.5 million[1]

•	Cash, cash equivalents and investments of $843.0 million[7], with no debt

Full Year 2013 Highlights

•Billings of $684.2 million, up 14% year over year1,3
•Revenues of $615.3 million, up 15% year over year3
•GAAP diluted net income per share of $0.263
•Non-GAAP diluted net income per share of $0.481,3
•Cash flow from operations of $147.4 million

•	Free cash flow of $133.5 million[1]

SUNNYVALE, Calif. - January 29, 2014 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced financial results for the fourth quarter and full year ended December 31, 2013.

"We had a strong finish to 2013, meeting or exceeding our expectations across our key non-GAAP operating metrics during the fourth quarter," said Ken Xie, founder, chairman, and chief executive officer. “Our performance highlights the global demand for our network security solutions, improved execution, and the leverage we are now experiencing from prior investments in our sales, marketing, and product development. Looking forward, we expect the advanced persistent threat opportunity, continued execution in the data center with 100Gbps deployments, and next-generation firewall displacements, to be key drivers of our business."

Financial Highlights for the Fourth Quarter of 2013

•	Billings[1,2]: Total billings were $209.8 million for the fourth quarter of 2013, an increase of 20% compared to $174.3 million in the same quarter of 2012.

•
Revenue[2]: Total revenue was $177.4 million for the fourth quarter of 2013, an increase of 17% compared to $151.2 million in the same quarter of 2012. Within total revenue, product revenue was $83.9 million, an increase of 18% compared to the same quarter of 2012. Services revenue was $90.3 million, an increase of 18% compared to the same quarter of 2012.

•	Deferred Revenue: Deferred revenue was $432.6 million as of December 31, 2013, up $32.5 million from $400.2 million as of September 30, 2013.

•
Cash and Cash Flow[1,4,6]: As of December 31, 2013, cash, cash equivalents and investments were $843.0 million, compared to $839.0 million as of September 30, 2013. In the fourth quarter of 2013, cash flow from operations was $46.7 million and free cash flow was $39.5 million.

•
GAAP Operating Income[2,5]: GAAP operating income was $24.6 million for the fourth quarter of 2013, representing a GAAP operating margin of 14%. GAAP operating income was $35.0 million for the same quarter of 2012, representing a GAAP operating margin of 23%.

•
GAAP Net Income and Diluted Net Income Per Share[2,5]: GAAP net income was $12.0 million for the fourth quarter of 2013, based on a 53% tax rate for the quarter. This compares to GAAP net income of $21.5 million for the same quarter of 2012, based on a 41% tax rate for the quarter. GAAP diluted net income per share was $0.07 for the fourth quarter of 2013, based on 168.9 million weighted-average diluted shares outstanding, compared to $0.13 for the same quarter of 2012, based on 167.0 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1,2,5]: Non-GAAP operating income was $37.8 million for the fourth quarter of 2013, representing a non-GAAP operating margin of 21%. Non-GAAP operating income was $41.6 million for the same quarter of 2012, representing a non-GAAP operating margin of 27%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1,2,5]: Non-GAAP net income was $25.9 million for the fourth quarter of 2013, based on a 33% effective tax rate for the quarter. Non-GAAP net income for the same quarter of 2012 was $28.2 million, based on a 34% effective tax rate. Non-GAAP diluted net income per share was $0.15 for the fourth quarter of 2013 based on 168.9 million weighted-average diluted shares outstanding, compared to $0.17 for the same quarter of 2012, based on 167.0 million weighted-average diluted shares outstanding.

Financial Highlights for the Full Year 2013

•	Billings[1,3]: Total billings were $684.2 million for fiscal 2013, an increase of 14% compared to $602.0 million in fiscal 2012.

•	Revenue[3]: Total revenue was $615.3 million for fiscal 2013, an increase of 15% compared to $533.6 million for fiscal 2012. Within total revenue, product revenue was

$278.0 million for fiscal 2013, an increase of 12% compared to $248.9 million for fiscal 2012. Services revenue was $329.7 million for fiscal 2013, an increase of 20% compared to $274.0 million for fiscal 2012.

•	Deferred Revenue: Deferred revenue was $432.6 million as of December 31, 2013, an increase of 19% compared to deferred revenue of $363.2 million as of December 31, 2012.

•
Cash and Cash Flow[1,4,7]: As of December 31, 2013, cash, cash equivalents and investments were $843.0 million[4], compared to $739.6 million as of December 31, 2012. In fiscal 2013, cash flow from operations was $147.4 million and free cash flow was $133.5 million.

•
GAAP Operating Income[3,5]: GAAP operating income was $72.1 million for fiscal 2013, representing a GAAP operating margin of 12%. GAAP operating income was $100.5 million for fiscal 2012, representing a GAAP operating margin of 19%.

•
GAAP Net Income and Diluted Net Income Per Share[3,5]: GAAP net income was $44.3 million for fiscal 2013, based on a 42% tax rate for the year. This compares to GAAP net income of $66.8 million for fiscal 2012, based on a 36% tax rate for the year. GAAP diluted net income per share was $0.26 for fiscal 2013, based on 168.2 million weighted-average diluted shares outstanding, compared to $0.40 for fiscal 2012, based on 166.3 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1,3,5]: Non-GAAP operating income was $116.7 million for fiscal 2013, representing a non-GAAP operating margin of 19%. Non-GAAP operating income was $130.1 million for fiscal 2012, representing a non-GAAP operating margin of 24%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1,3,5]: Non-GAAP net income was $80.7 million for fiscal 2013, based on a 33% effective tax rate for the year. Non-GAAP net income for fiscal 2012 was $88.8 million, based on a 34% effective tax rate. Non-GAAP diluted net income per share was $0.48 for fiscal 2013 based on 168.2 million weighted-average diluted shares outstanding, compared to $0.53 for fiscal 2012, based on 166.3 weighted-average diluted shares outstanding.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

2 Includes the impact of a $2.2 million and $1.9 million sale of patents during the fourth quarter of fiscal 2013 and 2012, respectively.

3 Includes the impact of a $2.8 million and $3.7 million sale of patents during fiscal 2013 and 2012, respectively.

4 Excludes $2.0 million equity investment in a privately-held company, which is recorded in other assets on the consolidated balance sheets.

5 Includes the impact of a $1.5 million non-recurring cumulative out-of-period adjustment recorded during the fourth quarter of fiscal 2012 to reflect a true-up related to forfeitures of stock awards granted to employees. The adjustment resulted in lower stock-based compensation expense and higher operating income and net income during the fourth quarter of fiscal 2012.

6 During the fourth quarter of fiscal 2013, the Company repurchased $38.9 million of its common stock under its share repurchase program, all of which was paid in the fourth quarter of fiscal 2013 except for $5.4 million which was settled and paid in January 2014. In addition, capital expenditure related to the construction and improvement of the Company's future corporate headquarters amounted to $5.5 million.

7 During fiscal 2013, the Company repurchased $38.9 million of its common stock under its repurchase program, all of which was paid in fiscal 2013 except for $5.4 million which was settled and paid in January 2014. In addition, capital expenditure related to the construction and improvement of the Company's future corporate headquarters amounted to $6.8 million.

Conference Call Details
Fortinet will host a conference call today, January 29, 2014, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 34200682. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through February 5, 2014, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 34200682.

Following Fortinet's financial results conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 34200866. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through February 5, 2014 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 34200866.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2012 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise -- from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
# # #
Copyright © 2014 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding demand for our solutions, momentum of our business and our expectations regarding the drivers of our future business. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments, including specific economic risks such as those that may result from the U.S. budget process; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to grow the sales pipeline and to convert sales pipeline into final sales, and other sales execution risks; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; customer support challenges; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel, and the loss of any key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations and service providers; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; timing of higher capacity data center deployments and upgrades; competition and pricing pressure and the impact of increasing competition and new entrants in the market; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating the Company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation expense, amortization expense and impairment charges related to certain intangible assets, reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization expense and impairment charges related to certain intangible assets, and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense, amortization expense and impairment charges related to certain intangible assets. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that other companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus stock-based compensation expense, amortization expense and impairment charges related to certain intangible assets reduced by the income from payments we received from a patent settlement, and includes the impact of the tax adjustment, if any, required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$115,873	$122,975
Short-term investments	375,497	290,719
Accounts receivable, net of allowance for doubtful accounts of $32 and $115, respectively	130,471	107,642
Inventory	48,672	21,060
Deferred tax assets	50,980	13,663
Prepaid expenses and other current assets	14,053	13,215
Total current assets	735,546	569,274
PROPERTY AND EQUIPMENT—Net	33,599	25,638
DEFERRED TAX ASSETS—Non-current	30,058	48,525
LONG-TERM INVESTMENTS	351,675	325,892
OTHER INTANGIBLE ASSETS—Net	6,841	2,117
GOODWILL	2,872	—
OTHER ASSETS	4,820	4,051
TOTAL ASSETS	$1,165,411	$975,497
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,546	$20,816
Accrued liabilities	27,380	18,481
Accrued payroll and compensation	34,997	28,957
Income taxes payable	21,421	3,782
Deferred revenue	293,664	247,268
Total current liabilities	410,008	319,304
DEFERRED REVENUE—Non-current	138,964	115,917
INCOME TAXES PAYABLE—Non-current	30,208	28,778
OTHER LIABILITIES	471	564
Total liabilities	579,651	464,563
STOCKHOLDERS' EQUITY:
Common stock	161	162
Additional paid-in capital	462,644	400,075
Treasury stock	—	(2,995)
Accumulated other comprehensive income	1,092	3,091
Retained earnings	121,863	110,601
Total stockholders' equity	585,760	510,934
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,165,411	$975,497

FORTINET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
REVENUE:
Product	$83,884	$71,025	$278,046	$248,948
Services	90,276	76,711	329,723	274,043
Ratable and other revenue	3,190	3,426	7,528	10,648
Total revenue	177,350	151,162	615,297	533,639
COST OF REVENUE:
Product [1]	37,579	26,974	114,611	93,971
Services [1]	15,916	13,836	64,123	50,682
Ratable and other revenue	382	632	1,909	2,767
Total cost of revenue	53,877	41,442	180,643	147,420
GROSS PROFIT:
Product	46,305	44,051	163,435	154,977
Services	74,360	62,875	265,600	223,361
Ratable and other revenue	2,808	2,794	5,619	7,881
Total gross profit	123,473	109,720	434,654	386,219
OPERATING EXPENSES:
Research and development [1]	27,747	20,525	102,660	81,078
Sales and marketing [1]	62,331	48,117	224,991	179,155
General and administrative [1]	8,752	6,038	34,913	25,511
Total operating expenses	98,830	74,680	362,564	285,744
OPERATING INCOME	24,643	35,040	72,090	100,475
INTEREST INCOME	1,318	1,400	5,306	5,006
OTHER EXPENSE—Net	(419)	(170)	(1,455)	(485)
INCOME BEFORE INCOME TAXES	25,542	36,270	75,941	104,996
PROVISION FOR INCOME TAXES	13,526	14,763	31,668	38,160
NET INCOME	$12,016	$21,507	$44,273	$66,836
Net income per share:
Basic	$0.07	$0.13	$0.27	$0.42
Diluted	$0.07	$0.13	$0.26	$0.40
Weighted-average shares outstanding:
Basic	163,281	160,034	162,435	158,074
Diluted	168,873	166,955	168,183	166,329

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$106	$96	$383	$333
Cost of services revenue	1,298	1,032	4,841	3,736
Research and development	3,666	2,452	13,271	9,226
Sales and marketing	5,599	1,996	19,526	12,793
General and administrative	2,018	1,186	6,450	4,602
	$12,687	$6,762	$44,471	$30,690

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income	$12,016	$21,507	$44,273	$66,836
Other comprehensive (loss) income, net of reclassification adjustments:
Foreign currency translation (losses) gains	(716)	(344)	(1,617)	524
Unrealized gains (losses) on investments	239	(110)	(587)	3,331
Tax (provision) benefit related to items of other comprehensive income or loss	(84)	(32)	205	(1,166)
Other comprehensive (loss) income	(561)	(486)	(1,999)	2,689
Comprehensive income	$11,455	$21,021	$42,274	$69,525

FORTINET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,016	$21,507	$44,273	$66,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,112	3,488	15,623	11,564
Amortization of investment premiums	2,734	2,960	11,634	12,962
Stock-based compensation	12,687	6,762	44,471	30,690
Excess tax benefits from employee stock option plan	(470)	(2,458)	(2,974)	(12,069)
Other non-cash items, net	441	(12)	961	881
Changes in operating assets and liabilities:
Accounts receivable—net	(22,669)	(17,800)	(22,080)	(12,120)
Inventory	(3,749)	3,674	(35,093)	(11,303)
Deferred tax assets	(3,944)	(4,739)	(18,750)	(9,254)
Prepaid expenses and other current assets	(1,111)	862	(907)	791
Other assets	350	585	1,243	2,470
Accounts payable	(569)	(2,088)	10,485	961
Accrued liabilities	(1,539)	(1,000)	1,092	301
Accrued payroll and compensation	4,613	3,036	6,013	4,599
Deferred revenue	32,446	23,100	68,871	68,292
Income taxes payable	11,320	12,416	22,522	28,265
Net cash provided by operating activities	46,668	50,293	147,384	183,866
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(133,654)	(77,698)	(552,778)	(601,087)
Sales of investments	32,409	500	57,897	26,268
Maturities of investments	65,807	72,266	369,659	415,440
Purchases of property and equipment	(7,148)	(1,800)	(13,877)	(22,083)
Payments made in connection with business acquisitions, net of cash acquired	—	(500)	(7,635)	(1,249)
Net cash used in investing activities	(42,586)	(7,232)	(146,734)	(182,711)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,114	2,081	25,584	38,087
Taxes paid related to net share settlement of equity awards	(486)	—	(1,452)	—
Excess tax benefit from employee stock option plan	470	2,458	2,974	12,069
Repurchase and retirement of common stock	(33,529)	—	(33,529)	—
Net cash (used in)/provided by financing activities	(32,431)	4,539	(6,423)	50,156
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(324)	(91)	(1,329)	(326)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(28,673)	47,509	(7,102)	50,985
CASH AND CASH EQUIVALENTS—Beginning of period	144,546	75,466	122,975	71,990
CASH AND CASH EQUIVALENTS—End of period	$115,873	$122,975	$115,873	$122,975

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Total revenue	$177,350	$151,162	$615,297	$533,639
Increase in deferred revenue	32,455	23,107	69,443	68,352
Less deferred revenue balance acquired in business combination	—	—	(550)	—
Total billings (Non-GAAP)	$209,805	$174,269	$684,190	$601,991

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net cash provided by operating activities	$46,668	$50,293	$147,384	$183,866
Less purchases of property and equipment	(7,148)	(1,800)	(13,877)	(22,083)
Free cash flow (Non-GAAP)	$39,520	$48,493	$133,507	$161,783

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$24,643	$13,186	(a)	$37,829	$35,040	$6,510	(b)	$41,550
Operating Margin	14%			21%	23%			27%
Adjustments:
Stock-based compensation expense		12,687				6,762
Amortization expense of certain intangible assets		508	(c)			226	(c)
Impairment charges related to certain intangible assets		469				—
Patent settlement income		(478)				(478)
Tax adjustment		746	(d)			218	(e)
Net Income	$12,016	$13,932		$25,948	$21,507	$6,728		$28,235
Diluted net income per share	$0.07			$0.15	$0.13			$0.17
Shares used in per share calculations - diluted	168,873			168,873	166,955			166,955

(a) To exclude $12.7 million of stock-based compensation expense, $0.5 million of amortization expense of certain intangible assets, and $0.5 million of impairment charges related to certain intangible assets offset by $0.5 million of patent settlement income in the three months ended December 31, 2013.
(b) To exclude $6.8 million of stock-based compensation expense, $0.2 million of amortization expense of certain intangible assets offset by $0.5 million of patent settlement income in the three months ended December 31, 2012.
(c) Effective second quarter of fiscal 2013, amortization expense of certain intangible assets is excluded from GAAP operating income and GAAP net income. Prior period amounts have been adjusted to conform to the current period presentation.
(d) Non-GAAP financial information is adjusted to achieve an overall 33 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended December 31, 2013.
(e) Non-GAAP financial information is adjusted to achieve an overall 34 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended December 31, 2012.

	Year Ended December 31, 2013				Year Ended December 31, 2012
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$72,090	$44,579	(f)	$116,668	$100,475	$29,604	(g)	$130,079
Operating Margin	12%			19%	19%			24%
Adjustments:
Stock-based compensation expense		44,471				30,690
Amortization expense of certain intangible assets		1,551	(h)			826	(h)
Impairment charges related to certain intangible assets		469				—
Patent settlement income		(1,912)				(1,912)
Tax adjustment		(8,104)	(i)			(7,604)	(j)
Net Income	$44,273	$36,475		$80,748	$66,836	$22,000		$88,836
Diluted net income per share	$0.26			$0.48	$0.40			$0.53
Shares used in per share calculations - diluted	168,183			168,183	166,329			166,329

(f) To exclude $44.5 million of stock-based compensation expense, $1.6 million of amortization expense of certain intangible assets, and $0.5 million of impairment charges related to certain intangible assets offset by $1.9 million of patent settlement income in the twelve months ended December 31, 2013.
(g) To exclude $30.7 million of stock-based compensation expense, $0.8 million of amortization expense of certain intangible assets offset by $1.9 million of patent settlement income in the twelve months ended December 31, 2012.
(h) Effective second quarter of fiscal 2013, amortization expense of certain intangible assets is excluded from GAAP operating income and GAAP net income. Prior period amounts have been adjusted to conform to the current period presentation.
(i) Non-GAAP financial information is adjusted to achieve an overall 33 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the twelve months ended December 31, 2013.
(j) Non-GAAP financial information is adjusted to achieve an overall 34 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the twelve months ended December 31, 2012.